CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Gambling.com Group Limited
St. Helier, Channel Island of Jersey
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-258412 and No. 333-262539) and Form F-3 (No. 333-266888) of Gambling.com Group Limited of our report dated March 23, 2023, relating to the consolidated financial statements of Gambling.com Group Limited, which appears in this Annual Report on Form 20-F.

/s/ BDO LLP

BDO LLP
London, United Kingdom
March 23, 2023